UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2004

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama	36695
(Address of Principal Executive Offices)	(Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

On August 3, 2004, the Audit Committee of the Board of Directors (the “Committee”) of Computer Programs and Systems, Inc. (the “Company”) approved the dismissal of the Company’s independent registered public accounting firm, Ernst & Young LLP (“E&Y”), which dismissal became effective on August 6, 2004. At its meeting, the Committee also approved the engagement of Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2004, which engagement became effective on August 6, 2004. The Committee decided to change accounting firms in an effort to reduce the Company’s auditing and accounting expenses. The Committee selected Grant Thornton based upon the results of a competitive bid process.

E&Y’s reports on the Company’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2003 and 2002, and through the date hereof, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K or disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of such disagreement in connection with its reports.

The Company provided E&Y with a copy of the disclosures made in this filing in response to Item 304(a) of Regulation S-K and requested E&Y to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with these statements. A copy of E&Y’s letter, dated August 9, 2004, is filed as Exhibit 16.1 to this Form 8-K.

During the years ended December 31, 2003 and 2002, and through the date hereof, the Company did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit
16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission, dated August 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:	/s/ David A. Dye David A. Dye President and Chief Executive Officer

Dated: August 9, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit
16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission, dated August 9, 2004